UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 16, 2006

Date of Report (Date of earliest event reported)

PMC-SIERRA, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19084	94-2925073
(Commission File)	(IRS Employer Identification Number)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

On September 19, 2006, PMC-Sierra, Inc. (“the Company”) entered into an Employment Agreement (“the Agreement”) with Alan Krock, Vice President and Chief Financial Officer of the Company, which changed the terms of Mr. Krock’s employment. A copy of the Agreement was filed as Exhibit 10.1 to the Form 8-K filed on September 22, 2006. On November 16, 2006, the Company and Mr. Krock amended the Agreement (“the Amended Agreement”), to modify the terms of the Agreement.

The Amended Agreement provides, among other things, that Mr. Krock will cease to serve in the capacity of Chief Financial Officer upon the earlier of, the filing of the Company’s 2006 Annual Report on Form 10-K with the Securities and Exchange Commission, the appointment of a new Chief Financial Officer or Interim Chief Financial Officer, or March 15, 2007. Once Mr. Krock ceases to serve as Chief Financial Officer, he will transition into the role of Vice President, Corporate Affairs. Mr. Krock will be entitled to a minimum quarterly bonus of forty thousand dollars ($40,000) for the fourth quarter of 2006 and the first quarter of 2007, provided that he is still employed by the Company in the capacity of Chief Financial Officer during any portion of the respective quarter.

The foregoing description is qualified in its entirety by the Amended Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K/A and which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K/A is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1	Employment Agreement between Alan Krock and PMC-Sierra, Inc., dated as of November 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.

/s/ Robert L. Bailey
Robert L. Bailey
President and Chief Executive Officer

Date: November 17, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between Alan Krock and PMC-Sierra, Inc. dated as of November 16, 2006.